EXHIBIT 3.19

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES
            AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                    OF
                               EFAX.COM, INC.

     eFax.com, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of One Thousand Five Hundred (1,500) shares of Series A Convertible Preferred Stock of the Company, as follows:

     RESOLVED, that the Company is authorized to issue 1,500 shares of Series A Convertible Preferred Stock (the "Preferred Shares"), par value $.01 per share, which shall have the following powers, designations, preferences and other special rights:


(1)   Dividends.  Subject to Section 4(c), the Preferred Shares shall bear
      ---------
dividends ("Dividends") at a rate per annum equal to the Dividend Rate (as defined below), which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be payable on each of the date which is one (1) year after the Issuance Date (as defined below), the date which is two (2) years after the Issuance Date and the date which is three (3) years after the Issuance Date (subject to Section 4(c), each a "Dividend Date"). If a Dividend Date is not a Business Day (as defined below) then the Dividend shall be due and payable on the Business Day immediately following the Dividend Date. Dividends shall be payable in cash or, at the option of the Company, in shares of Common Stock based on the Dividend Conversion Price (as defined below) on the Dividend Date, provided that the Dividends which accrued during any period shall be payable in shares of Common Stock only if the Company provides written notice ("Dividend Election Notice") to each holder of Preferred Shares at least five (5) Business Days prior to the Dividend Date. Notwithstanding the foregoing, the Company shall not be entitled to pay Dividends in shares of Common Stock and shall be required to pay such Dividends in cash if (a) any event constituting a Triggering Event (as defined in Section 3(b)), or an event that solely with the passage of time would constitute a Triggering Event if not cured, has occurred and is continuing on the date of the Company's Dividend Election Notice or on the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend, or
(b) the Registration Statement (as defined below) has not been declared effective by the Securities and Exchange Commission (the "SEC") on or before the Dividend

Date. Any accrued and unpaid dividends which are not paid (in stock or cash as applicable) within seven (7) Business Days of such accrued and unpaid dividends' Dividend Date shall bear interest at the rate of 18.0% per annum from such Dividend Date until the same is paid (the "Default Interest").
(2)
(3) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.
(4)
(a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:
(b)
(i) "Additional Amount" means, on a per share basis, the sum of (A) unpaid
     -----------------
Default Interest, if any, through the date of determination plus (B) the result of the following formula: (the Dividend Rate)(N/365)($10,000).
(ii)
(iii) "Business Day" means a day on which the Principal Market or, if the
       ------------
Principal Market is not the principal trading market for the Common Stock, the principal trading market for the Common Stock is open for general trading of securities.
(iv)
(v) "Closing Bid Price" means, for any security as of any date, the last
     -----------------
closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to
Section 2(d)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(vi) "Closing Sale Price" means, for any security as of any date, the last
      ------------------
closing trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of the Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Closing Sale Price" being substituted for the term "Market Price". All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.
(vii)
(viii) "Conversion Amount" means the sum of (A) the Additional Amount and
        -----------------
(B) $10,000.
(ix)
(x) "Conversion Price" means (A) as of any Conversion Date (as defined in
     ----------------
Section 2(d)) or other date of determination prior to the date which is three
(3) years after the Issuance Date, the Fixed Conversion Price in effect on such date and subject to adjustment as provided herein (including, without limitation, pursuant to Section 2(f)), and (B) on and after the date which is three (3) years after the Issuance Date, the Market Price as of such date, each in effect as of such date and subject to adjustment as provided herein.
(xi)
(xii) "Dividend Conversion Price" means, as of any Dividend Date, the
       -------------------------
average of the Closing Bid Prices of the Common Stock for the five consecutive Business Days immediately preceding such Dividend Date.
(xiii)
(xiv)  "Dividend Rate" means, with respect to any Preferred Share, (A) 8.0%,
        -------------
prior to the date the holder of such Preferred Share delivers a Holder's Registration Failure Notice to the Company pursuant to Section 4(c), and (B) 30.0%, on and after the date the holder of such Preferred Share delivers a Holder's Registration Failure Notice to the Company pursuant to Section 4(c).
(xv)
(xvi)  "Fixed Conversion Price" means 100% of the average of the Closing Bid
        ----------------------
Prices of the Common Stock for the five consecutive Business Days immediately preceding the Issuance Date, subject to adjustment as provided herein (including, without limitation, pursuant to Section 2(f)).

(xvii)  "Initial Fixed Conversion Price" means the Fixed Conversion Price in
         ------------------------------
effect on the Issuance Date, subject to adjustment as provided herein.
(xviii)
(xix)   "Issuance Date" means, with respect to each Preferred Share, the
         -------------
date of issuance of the applicable Preferred Share.
(xx)
(xxi)  "Maturity Date" means the date which is three (3) years after the
        -------------
applicable Issuance Date, subject to extension as provided in Section
2(d)(vii).

(xxii)
(xxiii) "Market Price" means, with respect to any security for any period,
         ------------
that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security on each of the 20 consecutive Business Days immediately preceding such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.
(xxiv)
(xxv) "N" means the number of days from, but excluding, the last Dividend
      --
Date with respect to which Dividends, along with any Default Interest, has been paid by the Company on the applicable Preferred Share through and including the Conversion Date for the Preferred Shares for which conversion is being elected or such other date with respect to which this determination is being made.
(xxvi)
(xxvii) "Person" means an individual, a limited liability company, a
         ------
partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(xxviii)
(xxix) "Principal Market" means the Nasdaq National Market.
        ----------------
(xxx)
(xxxi) "Registration Rights Agreement" means that certain registration
        -----------------------------
rights agreement between the Company and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants.
(xxxii)
(xxxiii) "Securities Purchase Agreement" means that certain securities
          -----------------------------
purchase agreement between the Company and the initial holders of the Preferred Shares.
(xxxiv)
(xxxv)  "Stated Value" means $10,000.
         ------------
(xxxvi)
(xxxvii)"Warrants" means the warrants to acquire Common Stock issued by the
         --------
Company pursuant to the Securities purchase Agreement.
(xxxviii)
(c)  Holder's Conversion Right.  Subject to the provisions of Section 5, at
     -------------------------
any time or times on or after the Issuance Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

(a) Conversion Rate.  The number of shares of Common Stock issuable upon
    ---------------
conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

                         Conversion Amount
                         -----------------
                         Conversion Price


(a) Mechanics of Conversion.  The conversion of Preferred Shares shall be
    -----------------------
conducted in the following manner:

(i) Holder's Delivery Requirements.  To convert Preferred Shares into shares
    ------------------------------
of Common Stock on any date (the "Conversion Date"), the holder thereof shall
(A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company with a copy thereof to the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable, but in no event later the five (5) Business Days, following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").
(ii)
(iii) Company's Response.  Upon receipt by the Company of a copy of a
      ------------------
Conversion Notice, the Company, on or before the second Business Day following the date of receipt (the "Share Delivery Date"), (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) physically submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.
(iv)
(v)  Dispute Resolution.  In the case of a dispute as to the determination
     ------------------
of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and promptly shall submit the disputed determinations or arithmetic calculations to the holder via facsimile. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one
(1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company promptly shall submit via facsimile
(A) the disputed
determination of the Market Price to an independent, reputable investment bank selected by the Company and approved by the holders of a majority of the Preferred Shares then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall use its reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.
(vi)
(vii) Record Holder.  The person or persons entitled to receive the shares
     --------------
of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
(viii)
(ix)             Company's Failure to Timely Convert.
                 -----------------------------------
(x)
(xi) (A) Cash Damages.  If within five (5) Business Days after the
         ------------
Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue a certificate to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each date after the Share Delivery Date such conversion is not timely effected and/or each date after the Preferred Stock Delivery Date such Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the Preferred Stock Delivery Date, and (II) the Closing Bid Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate.
(xii)
(xiii)  (B) Void Conversion Notice; Adjustment to Conversion Price.  If
            -------------------------------------------------------
for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise.

(xiv)
(xv)  (C)  Redemption.  If for any reason, other than a Force Majeure
           ----------
Event (as defined below) a holder has not received all of the shares of Common Stock on or prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3; provided that no holder shall be entitled to require the Company to redeem Preferred Shares pursuant to this Section 2(d)(v)(C) to the extent the failure of the Company to deliver such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, act of God or any similar event outside the control of the Company (it being understood that the actions or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving the facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Transfer Agent) (a "Force Majeure Event").
(xvi)
(xvii) Pro Rata Conversion and Redemption.  In the event the Company
       ----------------------------------
receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.
(xviii)
(xix)  Mandatory Conversion or Redemption at Maturity.  If any Preferred
       ----------------------------------------------
Shares remain outstanding on the Maturity Date, then all such Preferred Shares, at the Company's option, either (i) shall be converted as of such date in accordance with this Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Maturity Date (a "Maturity Date Mandatory Conversion") or (ii) shall be redeemed as of such date for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Liquidation Preference as of such date (a "Maturity Date Mandatory Redemption"); provided, however, that if the Company has elected a Maturity Date Mandatory Conversion and a Triggering Event has occurred and is continuing on the Maturity Date or any event shall have occurred and be continuing on the Maturity Date which solely with the passage of time and the failure to cure would result in a Triggering Event, then the Company shall, within 30 Business Days following the Maturity Date (unless otherwise notified in writing by the holder of its request to have the Preferred Shares converted into Common Stock), pay to each holder of Preferred Shares then outstanding, in immediately available funds, an amount equal to the Maturity Date Redemption Price. The Company shall be deemed to have elected a Maturity Date Mandatory Redemption unless it delivers written notice to each holder of Preferred Shares at least 30 Business Days prior to the Maturity Date of its election to effect a Maturity Date Mandatory Conversion. If the Company elects a Maturity Date Mandatory Redemption, then on the Maturity Date the Company shall pay to each holder of Preferred Shares outstanding on the Maturity Date, by wire transfer of immediately available funds, an amount per Preferred Share equal to the Maturity Date Redemption Price. All holders of Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company, provided that the Company has complied with its obligations under this Section 2(d)(vii). Notwithstanding the foregoing, if the Company has elected a Maturity Date Mandatory Conversion, then, if applicable, the Maturity Date shall be extended for any Preferred Shares for as long as the conversion of such Preferred Shares would violate the provisions of Section 5; provided that the holder of such Preferred Shares shall use its reasonable best efforts after the date which is three (3) years after the Issuance Date to convert sell shares of Common Stock in such a manner so as to permit the conversion of all Preferred Shares held by such holder as soon as practicable after such date; provided, further, that Dividends shall stop accruing on the Preferred Shares after the date which is three(3) years after the Issuance Date. In addition to the foregoing extension of the Maturity Date, the Maturity Date for a Preferred Share shall be extended for one (1) day for each day during a Grace Period (as defined in Section 3(u) of the Registration Rights Agreement), provided that the holder of such Preferred Share shall have delivered a Maturity Date Extension Notice (as defined in Section 3(u) of the Registration Rights Agreement) to the Company in accordance with the terms of
Section 3(u) of the Registration Rights Agreement.
(xx)
(xxi) Book-Entry.  Notwithstanding anything to the contrary set forth
      ----------
herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated of the face thereof. Each certificate for Preferred Shares shall bear the following legend:
(xxii)

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS.

(a)   Taxes.  The Company shall pay any and all taxes that may be payable
      -----
with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

(b)   One-Year Adjustment to Fixed Conversion Price.  In addition to any
      ---------------------------------------------
other adjustment to the Fixed Conversion Price provided for in this Certificate of Designations, the Fixed Conversion Price shall be subject to the following adjustment. In the event that the Market Price of the Common Stock on the date which is one (1) year after the Issuance Date (the "One-Year Adjustment Date") is less than the Fixed Conversion Price in effect on the date immediately preceding the One-Year Adjustment Date, then from and after the One-Year Adjustment Date, the Fixed Conversion Price shall be equal to the greater of
(A) 60.0% of the Initial Fixed Conversion Price on the date immediately preceding the One-Year Adjustment Date (subject to appropriate adjustment pursuant to Section 2(g)) and (B) the Market Price on the One-Year Adjustment Date; subject to further adjustment as provided elsewhere in this Certificate of Designations.

(a) Adjustments to Conversion Price -- Dilution and Other Events.  The
    -------------------------------------------------------------
Conversion Price and the Initial Fixed Conversion Price will be subject to adjustment from time to time as provided in this Section 2(g).

     (i) Adjustment of Fixed Conversion Price and the Initial Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this
Section 2(g) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or Excluded Securities (as defined below) or upon conversion of the Preferred Shares or exercise of the Warrants) for a consideration per share less than a price (the "Applicable Price") equal to the Closing Sale Price of the Common Stock on the date of such issue or sale, then immediately after such issue or sale, the Fixed Conversion Price and/or the Initial Fixed Conversion Price, as applicable, then in effect shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price or the Initial Fixed Conversion Price, as applicable, and (y) the quotient of (1) the sum of (I) the product of the Applicable Price multiplied by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Notwithstanding anything to the contrary in this Section 2(g)(i), no adjustment to the Fixed Conversion Price or the Initial Fixed Conversion Price shall be required to be made pursuant to this Section 2(g)(i) unless such adjustment would result in a decrease in the Fixed Conversion Price and/or the Initial Fixed Conversion Price, as the case may be, of at least 2.5% of the Fixed Conversion Price or the Initial Fixed Conversion Price, as applicable, on the Issuance Date; provided that any adjustments which by reason of this sentence are not required to be made at a certain time shall be carried forward and taken into account and applied in any subsequent adjustment. For purposes of determining the adjusted Fixed Conversion Price and/or the Initial Fixed Conversion Price, as applicable, under this Section 2(g)(i), the following shall be applicable:

      (A) Issuance of Options.  If the Company in any manner grants or
          -------------------
sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(g)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price and/or the Initial Fixed Conversion Price, as applicable, shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(g)(i)(A) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

      (B)  Issuance of Convertible Securities.  If the Company in any manner
           -----------------------------------
issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(g)(i)(B), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price and/or the Initial Fixed Conversion Price, as applicable, shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price and/or the Initial Fixed Conversion Price, as applicable, had been or are to be made pursuant to other provisions of this Section 2(g)(i), no further adjustment of the Fixed Conversion Price and/or the Initial Fixed Conversion Price, as applicable, shall be made by reason of such issue or sale. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(g)(i)(B) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

      (C)   Change in Option Price or Rate of Conversion.  If the purchase
             --------------------------------------------
price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Fixed Conversion Price and/or the Initial Fixed Conversion Price, as applicable, in effect at the time of such change shall be adjusted to the Fixed Conversion Price and/or the Initial Fixed Conversion Price, as applicable, which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(g)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price or the Initial Fixed Conversion Price then in effect.

      (D)  Calculation of Consideration Received.  In case any Option is
           -------------------------------------
issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

      (E)  Record Date.  If the Company takes a record of the holders of
           -----------
Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      (F)  Certain Definitions.  For purposes of this Section 2(g)(i),
           -------------------
the following terms have the respective meanings set forth below:

            (I) "Approved Stock Plan" shall mean any employee benefit plan
                 -------------------
which has been approved, or after the Issuance Date is approved, by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

           (II) "Common Stock Deemed Outstanding" means, at any given time,
                 -------------------------------
the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion or exercise of outstanding Options and Convertible Securities regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company.

           (III) "Options" means any rights, warrants or options to
                  -------
subscribe for or purchase Common Stock or Convertible Securities.

            (IV) "Convertible Securities" means any stock or securities
                  ----------------------
(other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

             (V) "Excluded Securities" means any of the following (a) any
                  -------------------
issuance by the Company of securities in connection with a strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (b) shares of Common Stock issued by the Company in a firm commitment, underwritten public offering and (c) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license or other assets of another person or entity.

    (ii) Adjustment of Fixed Conversion Price and Initial Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price and Initial Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price and Initial Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

   (iii)  Other Events.  If any event occurs of the type contemplated by the
          ------------
provisions of this Section 2(g) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price or the Initial Fixed Conversion Price as otherwise determined pursuant to this
Section 2(g).

    (v)   Notices.
          -------

          (A) Promptly after any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

          (B) The Company will give written notice to each holder of Preferred Shares at least ten (10) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder; provided that if such information has not been made known to the public and in the good faith opinion of the Board of Directors of the Company it is not in the best interest of the Company to disclose such information, then the Company shall not be required to give the notice provided for in this Section 2(g)(v)(B) until the earlier of the date on which the Company publicly releases such information and the date on which the Board of Directors no longer believes that in the good faith opinion of the Board of Directors such information should not be disclosed.

       (C) The Company will also give written notice to each holder of Preferred Shares at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder; provided that if such information has not been made known to the public and in the good faith opinion of the Board of Directors of the Company it is not in the best interest of the Company to disclose such information, then the Company shall not be required to give the notice provided for in this Section 2(g)(v)(C) until the earlier of the date on which the Company publicly releases such information and the date on which the Board of Directors no longer believes that in the good faith opinion of the Board of Directors such information should not be disclosed.

     (1) Redemption at Option of Holders.
         -------------------------------

     (a)  Redemption Option Upon Triggering Event.  In addition to all other
          ---------------------------------------
rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to (I) in the case of a Triggering Event under subparagraphs (i) or (iii) of Section 3(b), the sum of (w) 125% of the Stated Value, plus (x) the Additional Amount for such Preferred Share, and (II) in the case of a Triggering Event under subparagraphs (ii), (iv) or (v), the greater of (i) the sum of (y) 125% of the Stated Value, plus (z) the Additional Amount for such Preferred Share, and (ii) the product of (A) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Closing Bid Price of the Common Stock on the date immediately preceding such Triggering Event on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("Redemption Price").

    (a)  "Triggering Event".  A "Triggering Event" shall be deemed to have
          ----------------
occurred at such time as any of the following events:

(i) the failure of the Company to use its best efforts to cause the Registration Statement to be declared effective by the SEC on or prior to the date that is 150 days after the Issuance Date;

(i) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable (other than on any days during an Allowable Grace Period (as defined in Section 3(u) of the Registration Rights Agreement)) to the holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement that may then be issued upon conversion of the Preferred Shares in accordance with the terms hereof, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days (other than on any days during an Allowable Grace Period), provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Preferred Shares;
(ii)
(iii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market, The Nasdaq SmallCap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of 10 consecutive Business Days or for more than an aggregate of 20 Business Days in any 365-day period;
(iv)
(v) a Conversion Failure (as defined in Section 2(d)(v)(C)), provided that such Conversion Failure shall only constitute a Triggering Event with respect to the Preferred Shares submitted for conversion; or
(vi)
(vii) upon the Company's receipt of a Conversion Notice, the Company shall not be obligated to issue the Conversion Shares due to the provisions of Section 16.
(viii)
  (b) Mechanics of Redemption at Option of Buyer.  Within one (1) Business
      ------------------------------------------
Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile ("Notice of Triggering Event") to each holder of Preferred Shares. At any time (i) after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, but (ii) prior to the later of (A) the date which is 15 days after such holder's receipt of the Notice of Triggering Event and (B) such holder's receipt of written notice from the Company that such Triggering Event has been cured, any holder of Preferred Shares then outstanding may require the Company to redeem all of the Preferred Shares by delivering written notice thereof via facsimile ("Notice of Redemption at Option of Buyer") to the Company, which Notice of Redemption at Option of Buyer shall indicate (i) the number of Preferred Shares that such holder is electing to redeem and (ii) the applicable Redemption Price, as calculated pursuant to Section 3(a) above.

    (a)  Payment of Redemption Price.  Upon the Company's receipt of a
         ---------------------------
Notice(s) of Redemption at Option of Buyer from any holder of Preferred Shares, the Company shall immediately notify each holder of Preferred Shares by facsimile of the Company's receipt of such notices and each holder which has sent such a notice shall promptly submit to the Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Redemption Price to such holder within 20 Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Transfer Agent. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall
(i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each holder interest at the rate of 1.5% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

(a)  Void Redemption.  In the event that the Company does not pay the
     ---------------
Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a holder of Preferred Shares shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice and (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice.

(a) Disputes; Miscellaneous.  In the event of a dispute as to the
    -----------------------
determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been redeemed.

(1) Other Rights of Holders.
    -----------------------
(2)
(3)   (a)   Reorganization, Reclassification, Consolidation, Merger or Sale.
            ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder, and reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).
(4)
(5)   (b)     Optional Redemption Upon Major Corporate Event.  In addition
              ----------------------------------------------
to the rights of the holders of Preferred Shares under Section 4(a), upon a Major Corporate Event (as defined below) of the Company each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the sum of (i) 125% of the Stated Value, plus (ii) the Additional Amount for such Preferred Share ("Major Corporate Event Redemption Price"). No sooner than 30 days nor later than five (5) days prior to the consummation of a Major Corporate Event, but not prior to the public announcement of such Major Corporate Event, the Company shall deliver written notice thereof via facsimile (a "Notice of Major Corporate Event") to each holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Major Corporate Event (or, in the event a Notice of Major Corporate Event is not delivered at least five (5) days prior to a Major Corporate Event, at any time on or after the date which is five (5) days prior to a Major Corporate Event) and ending on the date of such Major Corporate Event, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile (a "Notice of Redemption Upon Major Corporate Event") to the Company, which Notice of Redemption Upon Major Corporate Event shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Major Corporate Event Redemption Price, as calculated pursuant to this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Major Corporate Event from any holder of Preferred Shares, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Major Corporate Event. The Company shall deliver the applicable Major Corporate Event Redemption Price simultaneous with the consummation of the Major Corporate Event; provided that, if required by Section 2(d)(viii), a holder's Preferred Stock Certificates shall have been so delivered to the Company. For purposes of this Section 4(b), "Major Corporate Event" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.
(6)
(7)   (c)  Registration Failure Not Constituting a Triggering Event.  If
           --------------------------------------------------------
the Registration Statement is not declared effective by the SEC on or prior to the date which is 150 days after the Issuance Date and such failure does not constitute a Triggering Event pursuant Section 3(b)(i) (a "Non-Triggering Event Registration Failure"), then within one (1) Business Day after the occurrence of such Non-Triggering Event Registration Failure the Company shall deliver written notice thereof via facsimile ("Non-Triggering Event Registration Failure Notice") to each holder of Preferred Shares. At any time (i) after the earlier of a holder's receipt of a Non-Triggering Event Registration Failure Notice and such holder becoming aware of such Non-Triggering Event Registration Failure, but (ii) prior to the later of (A) the date which is 15 after such holder's receipt of the Non-Triggering Event Registration Failure Notice and
(B) such holder's receipt of written notice from the Company that such Non-Triggering Event Registration Failure has been cured, such holder of Preferred Shares may elect to have, but subject to the Company's right to make a Company's Registration Failure Redemption Election (as defined below), the Dividend Rate increased to 30.0% per annum, accruing daily and payable in cash on the last Business Day of each calendar month (a "Holder's Registration Failure Election") by delivering written notice thereof via facsimile ("Holder's Registration Failure Notice") to the Company. On and after the date of the Company's receipt of a Holder's Registration Failure Notice, (i) the term "Dividend Rate" with respect to the Preferred Shares held by the holder which delivered a Holder's Registration Failure Notice shall mean 30.0% retroactive to the Issuance Date, (ii) the term "Dividend Date" with respect to the Preferred Shares held by the holder which delivered a Holder's Registration Failure Notice shall mean the last Business Day of each calendar month beginning with the calendar month during which the Company received the Holder's Registration Failure Notice, and (iii) the Dividends, which pursuant to Section 1 shall be cumulative and accrue daily, shall be payable in cash to such holder on each Dividend Date. Notwithstanding the above, on any day during the period beginning on and including the date the Company receives a Holder's Registration Failure Notice and ending on and including the date which is five (5) Business Days after the Company's receipt of a Holder's Registration Failure Notice, the Company may elect to redeem the Preferred Shares held by the holder of Preferred Shares which delivered such Holder's Registration Failure Notice (a "Company's Registration Failure Redemption Election") by delivering written notice thereof via facsimile ("Company's Registration Failure Redemption Notice") to such holder within five (5) Business Days of the Company's receipt of such Holder's Registration Failure Notice. The Company's Registration Failure Redemption Notice shall state (a) the date selected by the Company for redemption, which date shall be not later than the date which is 10 Business Days after the Company's receipt of the Holder's Registration Failure Notice (the "Company's Registration Failure Redemption Date") and (b) the Company's calculation of the Company's Registration Failure Redemption Price (as defined below) as of the Company's Registration Failure Redemption Date. The redemption price for each Preferred Share subject to a Company's Registration Failure Election Redemption shall equal to the sum of (x) 125% of the Stated Value, plus (y) the Additional Amount (using a Dividend Rate of 8.0%) for such Preferred Share on the Company's Registration Failure Redemption Date (the "Company's Registration Failure Redemption Price"). On the Company's Registration Failure Redemption Date, the Company shall pay each holder of Preferred Shares subject to such Company's Registration Failure Redemption Election the Company's Registration Failure Redemption Price for such Preferred Shares by wire transfer of immediately available funds; provided that the Preferred Stock Certificate representing such Preferred Shares shall have been delivered to the Transfer Agent. If the Company fails to pay the full Company's Registration Failure Redemption Price with respect to any Preferred Shares subject to a Company's Registration Failure Redemption Election on the Company's Registration Failure Redemption Date, then the Company's Registration Failure Redemption Election shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. Notwithstanding the foregoing, a holder of Preferred Shares which has delivered a Holder's Registration Failure Notice and the Company may waive the increase in the Dividend Rate from 8.0% to 30.0% by agreeing to such waiver in a written agreement signed by such holder and the Company.
(8)
(9)  Limitations on Conversion.  The Company shall not effect any conversion
     -------------------------
of Preferred Shares and no holder of Preferred Shares shall have the right to convert any Preferred Shares pursuant to Section 2(b) to the extent that after giving effect to such conversion such Person (together with such Person's affiliates) (A) would beneficially own in excess of 10.00% of the outstanding shares of the Common Stock following such conversion or (B) would have acquired, through conversion of Preferred Shares or otherwise, in excess of 10.00% of the outstanding shares of the Common Stock following such conversion during the 60-day period ending on and including such Conversion Date (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any a holder, the Company shall within two (2) Business Days confirm orally and in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion of Preferred Shares by such holder since the date as of which such number of outstanding shares of Common Stock was reported.
(10)
(11) Conversion at the Company's Election.  At any time on or after the date
     ------------------------------------
which is 30 days after the date the Registration Statement is declared effective by the SEC, the Company shall have the right, in its sole discretion, to require that any or all of such outstanding Preferred Shares be converted ("Conversion at Company's Election") at the Conversion Rate; provided that the Conditions to Conversion at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Conversion at Company's Election by providing each holder of Preferred Shares written notice by facsimile ("Notice of Conversion at Company's Election") by 5:00 p.m., Central Time, on the Business Day selected by the Company for conversion ("Company's Election Conversion Date"). If the Company elects to require conversion of some, but not all, of such Preferred Shares, the Company shall convert an amount from each holder of Preferred Shares equal to such holder's pro rata amount (based on the number of such Preferred Shares held by such holder relative to the number of such Preferred Shares outstanding on the Company's Election Conversion Date) of all Preferred Shares the Company is requiring to be converted. The Notice of Conversion at Company's Election shall indicate
(x) the number of Preferred Shares the Company has selected for conversion, (y) confirmation of the Company's Election Conversion Date, which date shall be the Business Day on which each holder received such notice prior to 5:00 p.m., Central Time, on such date, and (z) each holder's pro rata share of outstanding Preferred Shares. All Preferred Shares selected for conversion in accordance with the provision of this Section 5 shall be converted as of the Company's Election Conversion Date in accordance with Section 2 as if the holders of such Preferred Shares selected by the Company to be converted had given the Conversion Notice on the Company's Election Conversion Date. All holders of Preferred Shares shall thereupon and within two Business Days after the Company's Election Conversion Date surrender all Preferred Stock Certificates selected for conversion, duly endorsed for cancellation, to the Company. "Conditions to Conversion at the Company's Election" means the following conditions: (i) on each day during the period beginning 20 Business Days prior to the Company's Election Conversion Date and ending on and including the Company's Election Conversion Date, no Grace Period (as defined in Section 3(u) of the Registration Rights Agreement) shall be in effect and the Registration Statement shall be effective and available for the sale of no less than all of the Registrable Securities (as defined in the Registration Rights Agreement) that may then be issued upon conversion of the Preferred Shares in accordance with the terms hereof; (ii) on each day during the period beginning 20 days prior to the Company's Election Conversion Date and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on the Nasdaq National Market or The Nasdaq SmallCap Market or listed on The New York Stock Exchange, Inc. and is not suspended from trading; (iii) on each day during the 20 consecutive Business Days ending on and including the Company's Election Conversion Date, the Closing Bid Price of the Common Stock is at least 200% of the Fixed Conversion Price as of the Issuance Date (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions); and (iv) the Company has satisfied its obligations in all material respects and is not in default in any material respect under this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion) into Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Company's Election Conversion Date.
(12)
(13)  Redemption at the Company's Election Upon Change of Control.  At
      -----------------------------------------------------------
any time or times on or after the date the Company publicly discloses a Change of Control Transaction (as defined below), the Company shall have the right, in its sole discretion, to require that all of the outstanding Preferred Shares be redeemed ("Redemption at Company's Election") at a price per Preferred Share equal to the sum of (a) 125% of the Stated Value, plus (b) the Additional Amount for such Preferred Share ("Company's Election Redemption Price"); provided that the Conditions to Redemption at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each holder of Preferred Shares written notice ("Notice of Redemption at Company's Election") after the public disclosure of a Change of Control Transaction and at least 20 Business Days prior to the date of consummation of the Change of Control Transaction ("Company's Election Redemption Date"). The Notice of Redemption at Company's Election shall indicate the anticipated Company's Election Redemption Date. If the Company has exercised its right of Redemption at Company's Election and the conditions to such Redemption at Company's Election have been satisfied, then all Preferred Shares outstanding at the time of the consummation of the Change of Control Transaction shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each holder of Preferred Shares of the Company's Election Redemption Price concurrent with the closing of the Change of Control Transaction. All holders of Preferred Shares shall thereupon and within two (2) Business Days after the Company's Election Redemption Date, or such earlier date as the Company and each holder of Preferred Shares mutually agree, surrender all outstanding Preferred Stock Certificates, duly endorsed for cancellation, to the Company. If the Company fails to pay the full Company's Election Redemption Price with respect to any Preferred Shares concurrently with the closing of the Change of Control Transaction, then the Redemption at Company's Election shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. "Conditions to Redemption at the Company's Election" means the following conditions: the Company has satisfied its obligations in all material respects and is not in default in any material respect under this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Redemption Date. For purposes of this Section 7, "Change of Control Transaction" means the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company).
(14)
(15)  Redemption at the Company's Election Upon a Qualified Offering.  At
      --------------------------------------------------------------
any time after the Issuance Date, the Company shall have the right, in its sole discretion, to require that all of the outstanding Preferred Shares be redeemed ("Company's Offering Redemption") concurrent with the closing of a Qualified Offering (as defined below); provided that the Conditions to a Company's Offering Redemption (as set forth below) are satisfied. The redemption price per Preferred Share upon a Company's Offering Redemption shall be equal to the Company's Offering Redemption Price (as defined below). The Company shall exercise its right to Company's Offering Redemption by providing each holder of Preferred Shares written notice ("Notice of Company's Offering Redemption") at least 20 days prior to the Company's Offering Redemption Date, but in no event prior to the filing of the registration statement for the Qualified Public Offering (as defined below), in the case of a Qualified Public Offering, or the public announcement of the Qualified Private Placement (as defined below), in the case of a Qualified Private Placement. The Notice of Company's Offering Redemption shall indicate the anticipated Company's Public Redemption Date and the name of the managing underwriters of the proposed Qualified Public Offering or placement agent, if any, of the Qualified Private Placement, as the case may be. The date of the consummation of the Company's Offering Redemption (the "Company's Offering Redemption Date") shall be the date of the closing of the Qualified Offering. If the Company has exercised its right of Company's Offering Redemption and the conditions to such Company's Offering Redemption have been satisfied, then all Preferred Shares outstanding at the time of the consummation of the Qualified Offering shall be redeemed as of the Company's Offering Redemption Date by payment by the Company to each holder of Preferred Shares then outstanding of the Company's Offering Redemption Price concurrent with the closing of the Qualified Offering. All holders of Preferred Shares shall thereupon and within two (2) Business Days after the Company's Offering Redemption Date, or such earlier date as the Company and each holder of Preferred Shares mutually agree, surrender all outstanding Preferred Stock Certificates, duly endorsed for cancellation, to the Company. If the Company fails to pay the full Company's Offering Redemption Price with respect to any Preferred Shares concurrently with the closing of the Qualified Offering, then the Company's Offering Redemption shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. "Conditions to Company's Offering Redemption" means the following conditions: (i) on each day during the period beginning 30 days prior to the date of the Company's Notice of Company's Offering Redemption and ending on and including the Company's Offering Redemption Date, no Grace Period shall be in effect and the Registration Statement shall be effective and available for the sale of no less than all of the Registrable Securities (as defined in the Registration Rights Agreement) that may then be issued upon conversion of the Preferred Shares in accordance with the terms hereof; (ii) on each day during the period beginning 30 days prior to the date of the Company's Notice of Company's Offering Redemption and ending on and including the Company's Offering Redemption Date, the Common Stock is designated for quotation on the Nasdaq National Market or The Nasdaq SmallCap Market or listed on The New York Stock Exchange, Inc. and is not suspended from trading; and
(iii) the Company has satisfied its obligations in all material respects and is not in default in any material respect under this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Offering Redemption Date. For purposes of this Section 8, "Qualified Offering" means a Qualified Public Offering or a Qualified Private Placement, as applicable. For purposes of this
Section 8, "Qualified Public Offering" means a firm commitment, underwritten public offering of Common Stock by the Company which (a) is being underwritten by one or more the underwriters agreed to in writing by the Company and the purchasers of the Preferred Shares on the Issuance Date and (b) is an offering which generates aggregate gross proceeds to the Company (as reflected in the preliminary prospectus and the final prospectus for such offering) of at least $25,000,000. For purposes of this Section 8, "Qualified Private Placement" means a private placement by the Company of Common Stock or securities convertible into or exercisable for Common Stock which generates aggregate gross proceeds to the Company (as reflected in the private placement memorandum or other offering circular, if any, for such private placement) of at least $25,000,000. For purposes of this Section 8, "Company's Offering Redemption Price" means the Company's Public Offering Redemption Price, in the case of a Qualified Public Offering, or the Company's Private Placement Redemption Price, in the case of a Qualified Private Placement (each as defined below). For purposes of this Section 8, "Company's Public Offering Redemption Price" means that price equal to the sum of (a) the Stated Value, plus (b) the product of
(i) the Stated Value, multiplied by (ii) the greater of (A) 0.15 and (B) the product of (I) 0.30, multiplied by (I) the quotient of (x) the number of days during the period beginning on, but excluding, the Issuance Date and ending on and including the Company's Public Offering Redemption Date (as defined below), divided by (y) 365, plus (c) the Additional Amount for such Preferred Share on the Company's Offering Redemption Date. For purposes of this Section 8, "Company's Private Placement Redemption Price" means the price equal to the sum of (a) the Stated Value, plus (b) the product of (i) the Stated Value, multiplied by (ii) the Company's Redemption Percentage (as defined below), plus
(c) the Additional Amount for such Preferred Share on the Company's Offering Redemption Date. For purposes of this Section 8, "Company's Redemption Percentage" means (A) 0.00, if the Closing Bid Price of the Common Stock on the date of the receipt by each holder of Preferred Shares of the Notice of Redemption at Company's Election is less than $7.50 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions), (B) 0.10, if the Closing Bid Price of the Common Stock on the date of the receipt by each holder of Preferred Shares of the Notice of Redemption at Company's Election is greater than or equal to $7.50 and less than $10.00 (each such price subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions), (C) 0.25, if the Closing Bid Price of the Common Stock on the date of the receipt by each holder of Preferred Shares of the Notice of Redemption at Company's Election is greater than or equal to $10.00 and less than $15.00 (each such price subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions), and (D) 1.0, if the Closing Bid Price of the Common Stock on the date of the receipt by each holder of Preferred Shares of the Notice of Redemption at Company's Election is greater than or equal to $15.00 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions).
(16)
(17)  Purchase Rights.  If at any time the Company grants, issues or sells
      ---------------
any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Preferred Shares then outstanding will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
(18)
(19) Reservation of Shares; Authorized Shares.
     ----------------------------------------
(20)
    (a)  Reservation.  The Company shall, so long as any of the Preferred
         -----------
Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions); provided that on each day prior to the One-Year Adjustment Date the number of shares of Common Stock so reserved shall at no time be less than the number of shares of Common Stock issuable upon conversion of all of the Preferred Shares then outstanding based on a Conversion Price equal to 60% of the Initial Fixed Conversion Price then in effect (without regard to any limitations on conversions) (the "Required Reserve Amount). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

    (a)    Insufficient Authorized Shares.  If at any time while any of the
           ------------------------------
Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 75 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the authorization of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(2)   Voting Rights.  Holders of Preferred Shares shall have no voting
        -------------
rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.
(3)
(4)   Liquidation, Dissolution, Winding-Up.  In the event of any voluntary
        ------------------------------------
or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) the Stated Value and (ii) the Additional Amount for such Preferred Share (such sum being referred to as the "Liquidation Preference"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.
(5)
(6)  Preferred Rank.  All shares of Common Stock shall be of junior rank to
     --------------
all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock.
(7)
(8)  Participation.  The holders of the Preferred Shares shall, as holders
     -------------
of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.
(9)
(10) Restriction on Redemption and Cash Dividends.  Until all of the
     ---------------------------------------------
Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, purchase or buy-back any of its Common Stock unless at least 10 Business Days prior to the first such redemption, purchase or buy-back the Company offers in writing each holder of Preferred Shares the right to require the Company to redeem up to a number of Preferred Shares equal to such holder's pro rata amount (based on the number of Preferred Shares then outstanding) of a number of Preferred Shares having an aggregate Stated Value equal to the dollar amount of shares of Common Stock redeemed, purchased or bought-back by the Company. Redemption of Preferred Shares pursuant to the immediately preceding sentence shall be at a price equal to the Liquidation Preference (as defined in Section
12) of such Preferred Shares.
(11)
(12) Limitation on Number of Conversion Shares.  The Company shall not be
     -----------------------------------------
obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.
(13)
(14) Vote to Change the Terms of Preferred Shares.  The affirmative vote at
     --------------------------------------------
a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.
(15)
(16) Lost or Stolen Certificates.  Upon receipt by the Company of evidence
     ---------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.
(17)
(18) Remedies, Characterizations, Other Obligations, Breaches and Injunctive
     -----------------------------------------------------------------------
Relief.  The remedies provided in this Certificate of Designations shall be
-------
cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
(19)
(20)  Specific Shall Not Limit General; Construction.  No specific provision
      ----------------------------------------------
contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.
(21)
(22)  Failure or Indulgence Not Waiver.  No failure or delay on the part of
      --------------------------------
a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
(23)
(24)  Restriction on Transfer of Preferred Shares.  In addition to an
      -------------------------------------------
restrictions on transfer in the Securities Purchase Agreement, no holder of Preferred Shares may transfer such Preferred Shares except to a Permitted Transferee (as defined below) or with the prior consent of the Company, which consent shall not be unreasonably withheld, to a person which is not a Permitted Transferee. Notwithstanding anything to the contrary contained in this Section 22, a holder of Preferred Shares shall be entitled to pledge such Preferred Shares in connection with a bona fide margin account or other loan secured by such Preferred Shares. For purposes of this Section 22, a "Permitted Transferee" shall mean (i) a Buyer (as defined in the Securities Purchase Agreement), (ii) an Affiliate (as that term is defined in Rule 501(b) under the 1933 act) of a Buyer, (iii) any holder of Preferred Shares or Warrants and (iv) any Affiliate of a holder of Preferred Shares or Warrants.
(25)
(26)
                          *  *  *  *  *  *  *

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Edward R. Prince III, its [President and Chief
                             --------------------
Executive Officer], as of the 12th day of May 1999.

                                   EFAX.COM, INC.


                                   By:    /s/  EDWARD R. PRINCE III
                                   Name:    Edward R. Prince III
                                         ------------------------------
                                   Its:  [President and Chief Executive
                                          Officer]



                                  EXHIBIT I

                                EFAX.COM, INC.
                              CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), of eFax.com, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

     Date of Conversion:
                             -----------
     Number of Preferred Shares to be converted:
                                                 ----------
     Stock certificate no(s). of Preferred Shares to be converted:
                                                                   -------
Please confirm the following information:

     Conversion Price:
                         ----------
     Number of shares of Common Stock to be issued:
                                                     -----------
Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:
                             -------

     Facsimile Number:
                             -------
     Authorization:
                             -------
                              By:
                                      -----------------------
                              Title:
                                      -----------------------
     Dated:
                                      -----------------------
     Account Number  (if electronic book entry transfer):
                                                         -------------------

     Transaction Code Number (if electronic book entry transfer):
                                                                  ----------
[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]


                                ACKNOWLEDGMENT


     The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May ___, 1999 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                    EFAX.COM, INC.



                              By:
                              Name_____________________
                              Title:_____________________



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